FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2012 RESULTS

West Palm Beach, FL – December 20, 2012 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its fiscal year ended September 30, 2012.

Fiscal Year 2012 Financial Results – Compared to fiscal year 2011 results:

  Net sales from continuing operations increased $6.6 million, or 29%, to $29.4 million in fiscal 2012 due primarily to higher sales of diabetic products, which increased $5.0 million, and to a lesser extent, higher sales of other products, which increased $1.6 million.

  Gross profit decreased $1.1 million, or 22%, to $4.0 million in fiscal 2012. As a percentage of sales, gross profit declined to 14% in fiscal 2012 from 22% in fiscal 2011. This decline was primarily due to:

    Nonrecurring costs related to the restructuring of our sourcing and quality assurance capability, and the remediation of certain quality issues relating to two major customers.

    Introduction of new and replacement programs with lower gross margins that contributed significantly to overall product mix.

    Increases in costs of materials with respect to several large, long-standing programs, combined, in some cases, with customer price concessions.

  Sales and marketing expenses from continuing operations decreased $0.9 million, or 35%, to $1.7 million in fiscal 2012 due primarily to:

    Lower personnel costs resulting from the restructuring of our sales, marketing, and product development team.

    Lower travel and entertainment expenses.

    Lower advertising and promotion expenses.

  General and administrative expenses from continuing operations increased $0.9 million, or 20%, to $5.6 million in fiscal 2012 due primarily to:

    Higher legal fees and settlement costs incurred in connection with a lawsuit.

    Higher consulting and personnel costs resulting from the restructure of our executive, finance, and IT personnel.

  Net loss from continuing operations increased $1.3 million to $3.3 million, or $(0.41) per share, in fiscal 2012 from $2.0 million, or $(0.25) per share in fiscal 2011 due to: decreased gross profit on a higher sales base, higher sales and marketing expenses; higher general and administrative expenses; and an unfavorable change in other income (expense).

  Net loss from discontinued operations was $6.3 million, or $(0.78) per share, in fiscal 2012, compared to $0.9 million, or $(0.11) per share, in fiscal 2011.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “Against a challenging operating and economic backdrop, we remain focused on returning our company to profitability by revitalizing and growing our core OEM business and completing our exit from retail.

“To this end, we have recently implemented several key measures, such as partnering with an exclusive, Asia-based, sourcing agent that we believe will yield meaningful, long-term benefits, in terms of negotiating favorable material costs, improving the quality of our products, and diversifying our supplier base. We have also reduced our fixed overhead, by closing our offices in London, Dubai, Saarbrucken, and Santa Monica; relocating our corporate headquarters to West Palm Beach; and eliminating headcount dedicated to our retail business.  A portion of these costs savings are being reinvested to expand and restructure our sales, design, customer service, finance and IT personnel focused on growing our OEM business. In addition, a rigorous cost rationalization plan is underway with regard to other components of our operating expenses, which we believe will result in a more streamlined and efficient use of our working capital.

“We continue to see the underlying strengths of our OEM business, as evidenced by the 29% sales growth achieved during fiscal 2012.  However, we have also seen our margins compress in fiscal 2012. Our primary challenge is to restore our gross margins to levels achieved as recently as fiscal 2010, which we believe is attainable through our ongoing efforts to diversify our supplier and customer bases.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2012 and 2011. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in Forward’s fiscal year ending September 30, 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2012 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2012	2011
Net sales.......................................................................................	$29,403,004	$22,763,280
Cost of goods sold........................................................................	25,429,096	17,682,301
Gross profit..................................................................................	3,973,908	5,080,979

Operating expenses:
Sales and marketing.............................................................	1,675,680	2,590,515
General and administrative.................................................	5,562,019	4,630,421
Total operating expenses...........................................	7,237,699	7,220,936

Loss from operations.................................................................	(3,263,791)	(2,139,957)

Other income (expense):
Interest income....................................................................	61,882	109,737
Other expense, net..............................................................	(96,069)	(51,302)
Total other (expense) income...................................	(34,187)	58,435

Loss from continuing operations before income tax expense (benefit)...............................................................................	(3,297,978)	(2,081,522)
Income tax expense (benefit)....................................................	15,110	(56,050)
Loss from continuing operations ..........................................	(3,313,088)	(2,025,471)
Loss from discontinued operations, net of tax of $0............	(6,320,968)	(875,068)
Net loss.......................................................................................	$(9,634,056)	$(2,900,539)

Net loss per basic and diluted common share:
Loss from continuing operations....................................	$(0.41)	$(0.25)
Loss from discontinued operations................................	$(0.78)	$(0.11)
Net loss per share.....................................................................	$(1.19)	$(0.36)

Weighted average number of common and common equivalent shares outstanding	[
Basic and diluted ......................................................	8,101,661	8,080,344

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents..............................................................................	$4,608,246	$14,911,844
Marketable securities........................................................................................	420,605	--
Accounts receivable, net .................................................................................	7,533,491	3,894,118
Inventories, net..................................................................................................	3,380,813	1,014,195
Prepaid expenses and other current assets...................................................	367,552	378,008
Current assets of discontinued operations...................................................	621,879	1,671,243
Total current assets.............................................................................	16,932,586	21,869,408

Property and equipment, net............................................................................	138,774	302,158
Other assets........................................................................................................	40,442	88,716
Total Assets...........................................................................................................	$17,111,802	$22,260,282

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable..............................................................................................	$5,936,848	$2,787,263
Accrued expenses and other current liabilities..............................................	1,725,185	465,995
Current liabilities of discontinued operations...............................................	261,806	324,335
Total liabilities......................................................................................	7,923,839	3,577,593

Commitments and contingencies.......................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding..........................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,811,595 and 8,794,296 shares issued; and 8,105,185 and 8,087,886 shares outstanding, respectively...................	88,116	87,943
Capital in excess of par value...........................................................................	17,020,771	16,845,673
Treasury stock, 706,410 shares at cost...........................................................	(1,260,057)	(1,260,057)
Retained earnings (accumulated deficit)........................................................	(6,624,926)	3,009,130
Accumulated other comprehensive loss........................................................	(35,941)	--
Total shareholders’ equity..................................................................................	9,187,963	18,682,689
Total liabilities and shareholders’ equity........................................................	$17,111,802	$22,260,282